Exhibit 10.1
Amended and Restated Incentive Award Plan

INCENTIVE AWARD PLAN OF TANGER FACTORY OUTLET CENTERS, INC. AND TANGER PROPERTIES LIMITED PARTNERSHIP (AMENDED AND RESTATED AS OF MAY 19, 2023)

Tanger Factory Outlet Centers, Inc., a corporation organized under the laws of the state of North Carolina (the “Company”), originally adopted the Stock Option Plan for Directors and Executive and Key Employees of Tanger Factory Outlet Centers, Inc. (the “Plan”) on May 28, 1993. The Plan was subsequently amended from time to time and was amended and restated effective as of May 14, 2004 in order to merge the Plan with the Partnership Unit Option Plan for Employees of Tanger Properties Limited Partnership (the “Unit Option Plan”). The Plan serves as the successor to the Unit Option Plan, but, as of May 19, 2023 no options granted under the Unit Option Plan remained outstanding and no additional options shall be granted under the Unit Option Plan. The Plan was further amended from time to time and was subsequently amended and restated in its entirety, effective as of April 4, 2014 and as of May 17, 2019. The plan is hereby further amended and restated in its entirety, effective as of May 19, 2023. The full name of the Plan, as amended and restated herein, shall be the “Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership (Amended and Restated as of May 19, 2023).”

The purposes of this Plan are as follows:

(1) To further the growth, development and financial success of the Company and the Partnership by providing additional incentives to directors and employees and consultants of the Company, the Partnership and their subsidiaries, who have been or will be given responsibility for the management or administration of the Company’s business affairs, by assisting them to become owners of Common Shares and thus to benefit directly from such growth, development and financial success.

(2) To enable the Company, the Partnership and their subsidiaries to obtain and retain the services of the types of professional, technical and managerial employees, consultants and directors considered essential to the long range success of the Company by providing and offering them an opportunity to own Common Shares and/or rights which will reflect the growth, development and financial success of the Company.

ARTICLE I.
DEFINITIONS

Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section 1.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Awards granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 10.2 or the Committee has delegated administration to one or more persons pursuant to Section 10.6.

Section 1.2 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s, the Partnership’s or any Subsidiary’s financial statements under United States federal securities laws from time to time.

Section 1.3 “Automatic Exercise Date” shall mean, with respect to an Option or Share Appreciation Right, the last business day of the applicable term of such Option or Share Appreciation Right that was initially established by the Administrator for such Option or Share Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Share Appreciation Right if the Option or Share Appreciation Right initially had a ten-year term).

Section 1.4 “Award” shall mean an Option, a Restricted Share award, a Restricted Share Unit award, a Performance Award, a Dividend Equivalent award, a Deferred Share award, Deferred Share Unit award, a Share

Payment award, an LTIP Unit award, or a Share Appreciation Right which may be awarded or granted under the Plan.

Section 1.5 “Award Agreement” shall mean a written notice, agreement, terms and conditions, contract or other instrument or document executed by an authorized officer of the Company, the Partnership or a Subsidiary, as applicable, and the Holder, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

Section 1.6 Board” shall mean the Board of Directors of the Company.

Section 1.7 “Change in Control” shall mean:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding Common Shares (the “Outstanding Common Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 1.7; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to an Award or any portion of an Award that provides for the deferral of compensation and is subject to Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof)

must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required to avoid the imposition of additional taxes under Section 409A.

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

Section 1.8 “Code” shall mean the Internal Revenue Code of 1986, as amended, together with the regulations and official guidance promulgated thereunder.

Section 1.9 “Committee” shall mean the Compensation Committee of the Board or another committee or subcommittee of the Board or the Compensation Committee, appointed as provided in Section 10.1.

Section 1.10 “Common Shares” shall mean the common shares of the Company, par value $0.01 per share, and, where the context so requires (including, without limitation, in Sections 1.25, 11.3, 11.9, 11.11, 11.14, 11.17 and 11.23), LTIP Units, or any successor securities thereto.

Section 1.11 “Company” shall mean Tanger Factory Outlet Centers, Inc., a North Carolina corporation, or any successor corporation thereto.

Section 1.12 “Company Consultant” shall mean any consultant or advisor of the Company or any Company Subsidiary who qualifies as a consultant or advisor under the applicable rules of Form S-8 under the Securities Act of 1933, as amended, after taking into account applicable law and (b) has provided or is expected to provide substantial or material services to the Company or any Company Subsidiary, as determined by the Administrator.

Section 1.13 “Company Employee” shall mean any employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Company Subsidiary.

Section 1.14 “Company Subsidiary” shall mean (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and other affairs thereof, are owned or controlled by the Company or by one or more other Company Subsidiaries or by the Company and one or more Company Subsidiaries; provided, however, that “Company Subsidiary” shall not include the Partnership or any Partnership Subsidiary.

Section 1.15 “Consultant” shall mean any Company Consultant or Partnership Consultant.

Section 1.16 “Deferred Share Unit” shall mean a right to receive Common Shares awarded under Section 8.6.

Section 1.17 “Deferred Shares” shall mean Common Shares awarded under Article VIII of the Plan.

Section 1.18 “Director” shall mean a member of the Board.

Section 1.19 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Shares) of dividends paid on Common Shares, awarded under Section 8.3.

Section 1.20 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

Section 1.21 “Eligible Individual” shall mean any person who is an Employee, Consultant or Independent Director, as determined in the sole discretion of the Administrator.

Section 1.22 “Employee” shall mean any Company Employee or Partnership Employee.

Section 1.23 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its shareholders, such as a share dividend, share split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Common Shares (or other securities of the Company) or the share price of Common Shares (or other securities) and causes a change in the per-share value of the Common Shares underlying outstanding Awards.

Section 1.24 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.25 “Fair Market Value” of a Common Share as of a given date shall be (i) the closing price of the Common Shares, on the principal exchange on which Common Shares are trading, on the trading day previous to such date, or, if Common Shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; (ii) if such Common Shares are not traded on an exchange but are quoted on Nasdaq or a successor quotation system, (A) the last sales price (if the Common Shares are then listed as Global Market Issue under the Nasdaq Global Market System) or (B) the mean between the closing representative bid and asked prices for the Common Shares on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if such Common Shares are not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the fair market value of a Common Share as established by the Administrator acting in good faith.

Section 1.26 “Greater Than 10% Shareholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

Section 1.27 “Holder” shall mean a person who has been granted or awarded an Award.

Section 1.28 “Incentive Share Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Share Option by the Administrator.

Section 1.29 “Independent Director” shall mean a member of the Board who is not an Employee.

Section 1.30 “LTIP Unit” shall mean, to the extent authorized by the Partnership Agreement, a unit of the Partnership that is granted pursuant to Section 8.7 hereof and is intended to constitute a “profits interest” within the meaning of the Code.

Section 1.31 “Non-Qualified Share Option” shall mean an Option which is not an Incentive Share Option.
Section 1.32 “Option” shall mean an option to purchase Common Shares granted under Article IV of this Plan. An Option granted under this Plan shall, as determined by the Administrator, be either a Non-Qualified Share Option or an Incentive Share Option; provided, however, that Options granted to Independent Directors and to individuals other than Company Employees shall be Non-Qualified Share Options.

Section 1.33 “Partnership” shall mean Tanger Properties Limited Partnership, a partnership organized under the laws of the state of North Carolina.

Section 1.34 “Partnership Agreement” shall mean the Amended and Restated Agreement of Limited Partnership of Tanger Properties Limited Partnership, dated as of December 30, 1999, as the same may be amended, modified or restated from time to time.

Section 1.35 “Partnership Consultant” shall mean any consultant or advisor of the Partnership or any Partnership Subsidiary who qualifies as a consultant or advisor under the applicable rules of Form S-8 under the Securities Act of 1933, as amended, after taking into account applicable law and (b) has provided or is expected to provide substantial or material services to the Partnership or any Partnership Subsidiary, as determined by the Administrator.

Section 1.36 “Partnership Employee” shall mean any employee (as defined in accordance with Section 3401(c) of the Code) of the Partnership or of any Partnership Subsidiary.

Section 1.37 “Partnership Subsidiary” shall mean (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and other affairs thereof, are owned or controlled by the Partnership or by one or more other Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries.

Section 1.38 “Partnership Unit” shall have the meaning ascribed to such term in the Partnership Agreement.

Section 1.39 “Performance Award” shall mean a cash bonus, share bonus or other performance or incentive award that is paid in cash, Common Shares or a combination of both, awarded under Article VIII of this Plan.

Section 1.40 “Performance Criteria” may include, but is not limited to (a) the following business criteria with respect to the Company, the Partnership or any Subsidiary or any division or operating unit of any of them: (i) net income or adjusted net income; (ii) pre-tax income; (iii) operating income; (iv) cash flow (including, without limitation, operating cash flow and free cash flow); (v) earnings per share or adjusted earnings per share; (vi) return on equity; (vii) return on invested capital or assets; (viii) cost reductions or savings; (ix) funds from operations or adjusted funds from operations; (x) appreciation in the Fair Market Value of a Common Share or a Partnership Unit; (xi) total return performance on Common Shares as reported in the Company’s annual proxy statement; (xii) operating profit; (xiii) costs; (xiv) expenses; (xv) working capital; (xvi) price per share; (xvii) implementation or completion of critical projects; (xviii) market share; (xix) economic value; (xx) debt levels or reductions, (xxi) sales-related goals, (xxii) operating efficiency, (xxiii) employee satisfaction, (xxiv) financing or other capital raising transactions, (xxv) recruiting and maintaining personnel, (xxvi) year-end cash, and (xxvii) leasing activity, (xxviii) acquisition activity, (xxix) investment sourcing activity, (xxx) customer service, (xxxi) marketing initiatives, and (xxxii) earnings before any one or more of the following items: interest, taxes, depreciation, amortization or non-cash equity-based compensation expense, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices; provided, that, to the extent applicable, each of the business criteria described in subsections (i) through (xxxii) shall be determined in accordance with Applicable Accounting Standards; and (b) the following objective performance criteria as applied to any Employee: (i) lease renewals; (ii) occupancy rates; (iii) average tenant sales per square foot; (iv) rental rates; and (v) implementation or completion of critical projects. For each fiscal year of the Company, the Committee may provide for objectively determinable adjustments, as determined in accordance with Applicable Accounting Standards, to any of the business criteria described in subsections (a) and (b) and such adjustments may include one or more of the following: (A) items determined to be extraordinary or unusual in nature or infrequent in occurrence; (B) items related to the sale or disposition of a business or a segment of a business; (C) items related to a change in accounting principles under Applicable Accounting Standards; (D) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (E) items attributable to the business operations of any entity acquired by the Company or the Partnership during the fiscal year; (F) items reflecting adjustments to funds from operations with respect to straight-line rental income as reported in the Company’s Exchange Act reports; (G) items relating to financing activities; (H) expenses for restructuring or productivity initiatives; (I) other non-operating items; (J) items attributable to any share dividend, share split, combination or exchange of shares occurring during the applicable performance period, (J) any other items of significant income or expense which are determined to be appropriate adjustments; (K) items related to amortization of acquired intangible assets; (L) items that are outside the scope of the core, on-going business activities of the Company, the Partnership and the Subsidiaries; (M) items related to acquired in-process research and development; (N) items relating to changes in tax law; (O) items relating to major licensing or partnership arrangements; (P) items relating to asset impairment charges; (Q) items relating to gains or losses for litigation, arbitration and contractual settlements; and (R) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions.
Section 1.41 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the instructions to Form S-8 under the Securities Act of 1933, as amended, after taking into account applicable law.

Section 1.42 “Plan” shall mean the Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership (Amended and Restated as of May 19, 2023).

Section 1.43 “REIT” shall mean a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

Section 1.44 “Restricted Share” shall mean a Common Share awarded under Article VII.

Section 1.45 “Restricted Share Unit” shall mean the right to receive Common Shares or cash awarded under Article VIII.

Section 1.46 “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

Section 1.47 “Secretary” shall mean the Secretary of the Company.

Section 1.48 “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder (including, without limitation, any such regulations or other guidance issued after the Restatement effective date of the Plan).

Section 1.49 “Share Appreciation Right” shall mean a share appreciation right granted under Article IX hereof.

Section 1.50 “Share Payment” shall mean (a) a payment in the form of Common Shares, or (b) an option or other right to purchase Common Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Article VIII of the Plan.

Section 1.51 “Subsidiary” shall mean any Company Subsidiary or Partnership Subsidiary.

Section 1.52 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Share Appreciation Right.

Section 1.53 “Termination of Consultancy” shall mean the time when the engagement of a Holder as a Consultant is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement; provided, that, in any such case, such termination constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Department of Treasury Regulations (to the extent required); but excluding terminations where the Holder simultaneously commences or remains in employment and/or service as an Employee and/or Director. For purposes of the Plan, a Holder’s consultancy relations shall be deemed to be terminated in the event that the Subsidiary contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

Section 1.54 “Termination of Directorship” shall mean the time when a Holder who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement; provided, that, in any such case, such termination constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Department of Treasury Regulations (to the extent required). The Board, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

Section 1.55 “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company, the Partnership or any Subsidiary of either of them is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; provided, that, in any such case, such termination constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Department of Treasury Regulations (to the extent required); but excluding (i) a termination where there is a simultaneous reemployment or continuing employment of such Holder by the Company, the Partnership or any Subsidiary of either of them, (ii) at the discretion of the Administrator, a termination which results in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Administrator, a termination which is followed by the simultaneous establishment of a consulting relationship by the Company, the Partnership or any Subsidiary of either of them with the former employee. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Share Options, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an Employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship shall be deemed to be terminated in the event that the Subsidiary employing with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
Section 1.56 “Termination of Service” shall mean (a) as to a Consultant, a Termination of Consultancy, (b) as to an Employee, a Termination of Employment, and (c) as to a Director, a Termination of Directorship.

ARTICLE II.
SHARES SUBJECT TO PLAN

Section 2.1 Shares Subject to Plan

(a) Subject to Section 2.2 and adjustment pursuant to Section 11.3, the aggregate number of Common Shares which may be issued with respect to Awards under the Plan shall not exceed 21.3 million, all of which may be issued pursuant to Incentive Share Options. The Common Shares issuable with respect to Awards may be either previously authorized but unissued shares, treasury shares or shares purchased on the open market. Subject to Section 11.3, each LTIP Unit issued pursuant to an Award shall count as one Common Share for purposes of (i) calculating the aggregate number of Common Shares available for issuance under the Plan as set forth in this Section 2.1(a), and (ii) share counting as set forth in Section 2.2.

(b) Notwithstanding anything to the contrary in the Plan, in no event may an Independent Director be granted Awards pursuant to the Plan with an aggregate value (with such value determined as of the date of grant under Applicable Accounting Standards) in excess of $500,000 during any fiscal year of the Company (the “Director Limit”).

Section 2.2 Share Counting

Notwithstanding Section 2.1(a): (i) the Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards), and make adjustments if the number of Common Shares actually delivered differs from the number of shares previously counted in connection with an Award; (ii) Common Shares that are potentially deliverable under any Award that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Holder will not be counted as delivered under the Plan; (iii) Common Shares that have been issued in connection with any Award (e.g., Restricted Shares) that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for Awards; (iv) Common Shares withheld in payment of the exercise price or taxes relating to any Option or Share Appreciation Right and shares equal to the number surrendered in payment of any exercise price or taxes relating to any Option or Share Appreciation Right shall be deemed to constitute shares delivered to the Holder and shall not be deemed to be again available for Awards under the Plan; (v) Common Shares purchased on the open market with the cash proceeds from the exercise of Options shall not be deemed to be available for Awards under the Plan; and (vi) Common Shares subject to a Share Appreciation Right that are not issued in connection with the share settlement of the Share Appreciation Right on exercise thereof shall be deemed to constitute shares delivered to the Holder and shall not be deemed to be again available for Awards under the Plan; provided, however, that no shares shall become available pursuant to this Section 2.2 to the extent that (x) the transaction resulting in the return of shares occurs more than ten years after the date of the most recent shareholder approval of the Plan, or (y) such return of shares would constitute a “material revision” of the Plan subject to shareholder approval under then applicable rules of the New York Stock Exchange (or any other applicable exchange or quotation system). In addition (A) in the case of any Award granted in substitution for an award of a company or business acquired by the Company, the Partnership or any Subsidiary, Common Shares issued or issuable in connection with such Substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business and (B) the payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Common Shares available for issuance under the Plan. This Section 2.2 shall apply to the share limit imposed to conform to the regulations promulgated under the Code with respect to Incentive Share Options only to the extent consistent with applicable regulations relating to Incentive Share Options under the Code. Because shares will count against the number reserved in Section 2.1 upon delivery, the Administrator may, subject to the share counting rules under this Section 2.2, determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

Section 2.3 Substitute Awards

Substitute Awards shall not reduce the Common Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company, the Partnership or any Subsidiary or with which the Company, the Partnership or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common shares of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Common Shares authorized for grant under the Plan; provided that Awards using such available Common Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company, the Partnership or any of the Subsidiaries immediately prior to such acquisition or combination.

ARTICLE III.
GRANTING OF AWARDS
Section 3.1 Participation

The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan. To the extent required by applicable law, legal consideration shall be required for each issuance of an Award.

Section 3.2 Award Agreement

Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Incentive Share Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

Section 3.3 Limitations Applicable to Section 16 Persons

Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 3.4 At-Will Employment

Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of the Company, the Partnership or any Subsidiary, or as a Consultant or Director of the Company, or shall interfere with or restrict in any way the rights of the Company, the Partnership or any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company, the Partnership or any Subsidiary. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

Section 3.5 Foreign Participants

Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, the Partnership, and the Subsidiaries operate or have Eligible Individuals, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limit contained in Section 2.1; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

ARTICLE IV.
GRANTING OF OPTIONS
Section 4.1 Eligibility

Any Employee or Consultant selected by the Administrator pursuant to Section 4.3(a)(i) shall be eligible to be granted an Option. Any Independent Director selected by the Board pursuant to Section 4.3(b)(i) shall be eligible to be granted an Option.

Section 4.2 Qualification of Incentive Share Options

No Incentive Share Option shall be granted to any person who is not a Company Employee. No person who qualifies as a Greater Than 10% Shareholder may be granted an Incentive Share Option unless such Incentive Share Option conforms to the applicable provisions of Section 422 of the Code.

Section 4.3 Granting of Options

(a) The Administrator shall from time to time, in its sole discretion, and subject to applicable limitations of this Plan:

(i) Select from among the Employees and Consultants (including Employees and Consultants who have previously received Awards) such of them as in its opinion should be granted Options;

(ii) Determine the number of shares to be subject to such Options granted to the selected Employees and Consultants;

(iii) Subject to Section 4.2, determine whether such Options are to be Incentive Share Options or Non-Qualified Share Options; and

(iv) Determine the terms and conditions of such Options, consistent with this Plan.

(b) The Board shall from time to time, in its sole discretion, and subject to applicable limitations of this Plan:

(i) Determine which Independent Directors (including Independent Directors who have previously received Options) such of them as in its opinion should be granted Options; and

(ii) Subject to the Director Limit, determine the terms and conditions of such Options, consistent with this Plan.

(c) Upon the selection of an Eligible Individual to be granted an Option, the Administrator shall instruct the Secretary to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

ARTICLE V.
TERMS OF OPTIONS
Section 5.1 Exercise Price

The exercise price per share of the shares subject to each Option shall be set by the Administrator in its discretion; provided, however, that such price shall be no less than the Fair Market Value of a Common Share on the date the Option is granted (or, as to Incentive Share Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code), and, in the case of Incentive Share Options granted to a Greater than 10% Shareholder, such price shall not be less than 110% of the Fair Market Value of a Common Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

Section 5.2 Option Term

The term of an Option shall be set by the Administrator in its discretion; provided, however, that (i) in the case of Incentive Share Options, the term shall not be more than ten (10) years from the date the Incentive Share Option is granted, or five (5) years from such date if the Incentive Share Option is granted to a Greater Than 10% Shareholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Share Options and the requirements of Section 409A, the Administrator may extend the term of any outstanding Option in connection with any Termination of Service, or amend, subject to Section 11.2, any other term or condition of such Option relating to such a termination.

Section 5.3 Option Vesting

(a) The period during which the right to exercise an Option in whole or in part vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company, the Partnership or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator and, except as may be limited by the Plan, at any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator at the time of or following the grant of the Option.

(c) To the extent that the aggregate Fair Market Value of shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year (under the Plan and all other incentive stock option plans of the Company and any subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Share Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of this Section 5.3(c), the Fair Market Value of shares shall be determined as of the time the option with respect to such shares is granted.

(d) In the event of a Change in Control, each Option granted to an Eligible Individual shall be exercisable as to all shares covered thereby immediately prior to the consummation of such Change in Control and subject to such consummation and the Eligible Individual’s continued employment or service through such consummation, notwithstanding anything to the contrary in this Section 5.3 or the vesting schedule of such Option.

Section 5.4 Substitute Awards

Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Common Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Common Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares
.
Section 5.5 Substitution of Share Appreciation Rights

The Administrator may, in its sole discretion, substitute an Award of Share Appreciation Rights for an outstanding Option at any time prior to or upon exercise of such Option; provided, however, that such Share Appreciation Rights shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE VI.
EXERCISE OF OPTIONS
Section 6.1 Partial Exercise

An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

Section 6.2 Expiration of Option Term; Automatic Exercise of In-The-Money Options

Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by an Option Holder in writing to the Company, each Option outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per Common Share as of such date shall automatically and without further action by the Option Holder, the Company, the Partnership or any Subsidiary be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made through withholding of Common Shares otherwise issuable under such Option (or the return of Common Shares) having a Fair Market Value equal to the sums required to be withheld and the Company, the Partnership or any Subsidiary shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 11.5. Unless otherwise determined by the Administrator, this Section 6.2 shall not apply to an Option if the Holder of such Option incurs a Termination of

Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an exercise price per share that is equal to or greater than the Fair Market Value per Common Share on the Automatic Exercise Date shall be exercised pursuant to this Section 6.2.

Section 6.3 Manner of Exercise

All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary or his office prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Award Agreement:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations and any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates or book entries evidencing shares and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full cash payment of the exercise price and applicable withholding taxes to the Secretary for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator may in its discretion allow payment, in whole or in part, through (i) the delivery of Common Shares owned by the Holder, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) the surrender of Common Shares then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) the delivery of property of any kind which constitutes good and valuable consideration; (iv) the delivery of a notice that the Holder has placed a market sell order with a broker with respect to Common Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (v) any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv). The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company, the Partnership or any Subsidiary when or where such loan or other extension of credit is prohibited by law, and payment in the manner prescribed by the preceding sentences shall not be permitted to the extent that the Administrator determines that payment in such manner may result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

Section 6.4 Rights as Shareholders

The Holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company or the Partnership to such Holders or book entries evidencing shares have been made.

Section 6.5 Ownership and Transfer Restrictions

The Administrator, in its sole discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement or other written agreement between the Company and the Holder and may be referred to on the certificates or book entries evidencing such shares.

Section 6.6 Notification Regarding Disposition

The Holder shall give the Company prompt written or electronic notice of any disposition of Common Shares acquired by exercise of an Incentive Share Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such Common Shares to such Holder.

ARTICLE VII.
AWARD OF RESTRICTED SHARES
Section 7.1 Eligibility

Subject to the Director Limit, Restricted Shares may be awarded to any Eligible Individual.

Section 7.2 Award of Restricted Shares

(a) The Administrator may from time to time, in its sole discretion:

(i) Select from among Eligible Individuals (including Eligible Individuals who have previously received other Awards under the Plan) such of them as in its opinion should be awarded Restricted Shares; and

(ii) Determine the purchase price, if any, and other terms and conditions (including, without limitation, in the case of awards to Partnership Employees and Partnership Consultants, the mechanism for the transfer of the Restricted Shares and payment therefor, and any surrender of such Restricted Shares pursuant to Section 7.4) applicable to such Restricted Shares, consistent with the Plan.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Shares; provided, however, that such purchase price, if any, shall be no less than the par value of the Common Shares to be purchased, unless otherwise permitted by applicable state law.

(c) Upon the selection of an Eligible Individual to be awarded Restricted Shares, the Administrator shall instruct the Secretary to issue such Restricted Shares and may impose such conditions on the issuance of such Restricted Shares as it deems appropriate.

Section 7.3 Rights as Shareholders

Subject to Section 7.4, upon delivery of the Restricted Shares to the Holder or the escrow holder pursuant to Section 7.6, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Administrator, any extraordinary distributions with respect to the Common Shares shall be subject to the restrictions set forth in Section 7.4. In addition, with respect to a Restricted Share with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Restricted Share vests.

Section 7.4 Restriction

All Restricted Shares issued under the Plan (including any shares received by Holders thereof with respect to Restricted Shares as a result of share dividends, share splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide, which restrictions and vesting requirements may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment or directorship with the Company, the Partnership or any Subsidiary, or performance of the Company, the Partnership or a Subsidiary or individual performance or other criteria selected by the Administrator; provided, however, that by action taken after the Restricted Shares are issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Shares may not be sold or encumbered until all restrictions are terminated or expire. Except as otherwise provided by any written agreement between the Company, the Partnership or any Subsidiary, as applicable, and any applicable Holder or otherwise determined by the Administrator at the time of grant or thereafter, if no cash consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Shares shall lapse, and such Restricted Shares shall be surrendered to the Company, the Partnership or the Subsidiary, as applicable, without consideration, upon a Termination of Service.

Section 7.5 Repurchase of Restricted Shares

Except as otherwise provided by the individual Award Agreement, the Company, the Partnership or a Subsidiary shall have the right to repurchase from the Holder the Restricted Shares then subject to restrictions under the Award Agreement immediately upon a Termination of Service at a cash price per share equal to the lesser of (i) the Fair Market Value of a Common Share on the date of Termination of Service, and (ii) the price per share paid by the Holder for such Restricted Shares. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Shares shall not lapse, such Restricted Shares shall vest and, if applicable, the Company, the Partnership and the Subsidiaries shall not have a right of repurchase.

Section 7.6 Escrow

Except as otherwise provided in any Award Agreement, the Secretary or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Shares, if any, until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

Section 7.7 Legend

In order to enforce the restrictions imposed upon Restricted Shares hereunder, the Administrator shall cause a legend or legends to be placed on certificates or book entries evidencing all Restricted Shares that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

ARTICLE VIII.
PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, SHARE PAYMENTS, DEFERRED SHARES, DEFERRED SHARE UNITS, RESTRICTED SHARE UNITS, LTIP UNITS

Section 8.1 Eligibility

Subject to the Director Limit, one or more Performance Awards, award of Dividend Equivalents, awards of Deferred Shares, awards of Deferred Share Units or Restricted Share Units, Share Payments and/or LTIP Units may be granted to any Eligible Individual whom the Administrator determines should receive such an Award.

Section 8.2 Performance Awards

(a) Any Eligible Individual selected by the Administrator may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Eligible Individual.

(b) Without limiting Section 8.1 or 8.2(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective performance goals which are established by the Administrator and relate to one or more of the Performance Criteria, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

(c) Payment of the amount determined under Section 8.2 shall be in cash, in Common Shares or a combination of both, as determined by the Administrator. To the extent any payment under this Section 8.2 is effected in Common Shares, it shall be made subject to satisfaction of all provisions of Section 11.16.

Section 8.3 Dividend Equivalents

(a) Subject to Section 8.3(b), Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Shares, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Common Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(b) Notwithstanding the foregoing, no Dividend Equivalent shall be payable with respect to Options or Share Appreciation Rights.

Section 8.4 Share Payments

Any Eligible Individual selected by the Administrator may receive Share Payments in the manner determined from time to time by the Administrator. The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific criteria determined appropriate by the Administrator, determined on the date such Share Payment is made or on any date thereafter. Common Shares underlying a Share Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Share Payment shall have no rights as a Company shareholder with respect to such Share Payment until such time as the Share Payment has vested and the Common Shares underlying the Award have been issued to the Holder. Share Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

Section 8.5 Deferred Shares

Any Eligible Individual selected by the Administrator may be granted an award of Deferred Shares in the manner determined from time to time by the Administrator. The number of Deferred Shares shall be determined by the Administrator and may (but is not required to) be linked to the Performance Criteria or other specific criteria determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Shares underlying a Deferred Share award will not be issued until the Deferred Share Award has vested and any other applicable conditions and/or criteria have been satisfied, pursuant to a vesting schedule or performance conditions and/or criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Shares shall have no rights as a Company shareholder with respect to such Deferred Shares until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Common Shares underlying the Award have been issued.

Section 8.6 Deferred Share Units; Restricted Share Units

Any Eligible Individual selected by the Administrator may be granted an award of Deferred Share Units or Restricted Share Units in the manner determined from time to time by the Administrator. The number and terms and conditions of Deferred Share Units or Restricted Share Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Deferred Share Units or Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company, the Partnership or a Subsidiary, in each case, on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Common Shares underlying the Deferred Share Units or Restricted Share Units shall be issued, which dates shall not be earlier than the date as of which the Deferred Share Units or Restricted Share Units vest and become nonforfeitable and which conditions and dates shall be consistent with the applicable provisions of Section 409A or an exemption therefrom. On the distribution dates, the Company shall issue to the applicable Eligible Individual one unrestricted, fully transferable Common Share (or, in the sole discretion of the Administrator, the Fair Market Value of one such Common Share in cash) for each vested and nonforfeitable Deferred Share Units or Restricted Share Unit. Unless otherwise determined by the Administrator, a Holder of Deferred Share Units or Restricted Share Units shall possess no incidents of ownership with respect to the Common Shares represented by such Deferred Share Units or Restricted Share Units, unless and until such Common Shares are transferred to the Holder pursuant to the terms of this Plan and the applicable Award Agreement.

Section 8.7 LTIP Units

Any Eligible Individual selected by the Administrator may be granted an award of LTIP Units in the manner determined from time to time by the Administrator. The number and terms and conditions of LTIP Units shall be determined by the Administrator; provided, however, that LTIP Units may only be issued to a Holder for the performance of services to or for the benefit of the Partnership (a) in the Holder’s capacity as a partner of the Partnership, (b) in anticipation of the Holder becoming a partner of the Partnership, or (c) as otherwise determined by the Administrator, provided that the LTIP Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191. The Administrator shall specify the conditions and dates upon which the LTIP Units shall vest and become nonforfeitable. LTIP Units shall be subject to the terms and conditions of the Partnership Agreement and such other restrictions, including restrictions on transferability, as the Administrator may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

Section 8.8 Term

The term, if any, of a Performance Award, award of Dividend Equivalents, award of Deferred Share Units or Restricted Share Units, Deferred Shares, Share Payment and/or LTIP Units shall be set by the Administrator in its sole discretion.

Section 8.9 Exercise or Purchase Price

The Administrator may establish the exercise or purchase price of a Performance Award, award of Dividend Equivalents, award of Deferred Share Units or Restricted Share Units, Deferred Share award, shares received as a Share Payment or award of LTIP Units; provided, however, that such price with respect to any Common Shares shall not be less than the par value of a Common Share, unless otherwise permitted by applicable law.

Section 8.10 Termination of Service

A Performance Award, award of Dividend Equivalents, award of Deferred Share Units or Restricted Share Units, award of Deferred Shares, Share Payment and/or LTIP Units is exercisable, distributable or payable only while the Holder is an Eligible Individual; provided, however, that the Administrator in its sole discretion may provide that the Performance Award, award of Dividend Equivalents, award of Deferred Share Units or Restricted Share Units, award of Deferred Shares, Share Payment and/or LTIP Unit may be exercised, distributed or paid subsequent to a Termination of Service, or following a Change in Control, or because of the Holder’s retirement, death or disability, or otherwise.

ARTICLE IX.
SHARE APPRECIATION RIGHTS

Section 9.1 Grant of Share Appreciation Rights

(a) The Administrator is authorized to grant Share Appreciation Rights to any Eligible Individual from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Share Appreciation Right shall entitle the Holder (or other person entitled to exercise the Share Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Share Appreciation Right (to the extent then-exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Common Share of the Share Appreciation Right from the Fair Market Value on the date of exercise of the Share Appreciation Right by the number of Common Shares with respect to which the Share Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in Section 9.1(c) hereof, the exercise price per Common Share subject to each Share Appreciation Right shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Share Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 9.1(b) hereof to the contrary, in the case of a Share Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Share Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided, however, that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

Section 9.2 Share Appreciation Right Vesting

(a) The Administrator shall determine the period during which the Holder shall vest in a Share Appreciation Right and have the right to exercise such Share Appreciation Rights (subject to Section 9.4 hereof) in whole or in part. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria or any other criteria selected by the Administrator. At any time after grant of a Share Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which the Share Appreciation Right vests.

(b) No portion of a Share Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in an Award Agreement or by action of the Administrator at the time of or following the grant of the Share Appreciation Right.

Section 9.3 Manner of Exercise

All or a portion of an exercisable Share Appreciation Right shall be deemed exercised upon delivery of all of the following to the share administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Share Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then-entitled to exercise the Share Appreciation Right or such portion of the Share Appreciation Right;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance;

(c) In the event that the Share Appreciation Right shall be exercised pursuant to this Section 9.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Share Appreciation Right; and

(d) Full payment of the applicable withholding taxes for the Common Shares with respect to which the Share Appreciation Rights, or portion thereof, are exercised, in a manner permitted by the Administrator in accordance with Section 11.5 hereof.

Section 9.4 Share Appreciation Right Term

The term of each Share Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Share Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Share Appreciation Rights, which time period may not extend beyond the expiration date of the Share Appreciation Right term. Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Share Appreciation Right, and may extend the time period during which vested Share

Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Share Appreciation Right relating to such a Termination of Service.

Section 9.5 Payment

Payment of the amounts payable with respect to Share Appreciation Rights pursuant to this Article 9 shall be in cash, Common Shares (based on its Fair Market Value as of the date the Share Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

Section 9.6 Expiration of Share Appreciation Right Term: Automatic Exercise of In-The-Money Share Appreciation Rights.

Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by a Share Appreciation Right Holder in writing to the Company, each Share Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per Common Share as of such date shall automatically and without further action by the Share Appreciation Right Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, the Company, the Partnership or any Subsidiary shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 11.5. For the avoidance of doubt, no Share Appreciation Right with an exercise price per share that is equal to or greater than the Fair Market Value per Common Share on the Automatic Exercise Date shall be exercised pursuant to this Section 9.6.

ARTICLE X.
ADMINISTRATION

Section 10.1 Compensation Committee

The Compensation Committee (or another committee or subcommittee of the Board or the Compensation Committee assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3, then the Compensation Committee (or another committee or subcommittee of the Board or Compensation Committee assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Directors, appointed by and holding office at the pleasure of the Board, none of whom shall be an Employee and each of whom is a “non-employee director” as defined by Rule 16b-3. Additionally, to the extent required by applicable law, each of the individuals constituting the Compensation Committee (or another committee or subcommittee of the Board or Compensation assuming the functions of the Committee under the Plan) shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Common Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 10.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

Section 10.2 Duties and Powers of Committee

It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan, the Award Agreements and to adopt such rules for the administration, interpretation and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules with respect to Incentive Share Options shall be consistent with the provisions of Section 422 of the Code. The Committee shall have the power to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely unless the consent of such Holder is obtained or such amendment is otherwise permitted under Section 11.15 or 11.17; provided, however, that neither the Committee nor the Board shall, without the approval of the shareholders of the Company, authorize (a) the amendment of any outstanding Option or Share Appreciation Right to reduce its exercise price or (b) any Option or Share Appreciation Right to be canceled in exchange for cash or another Award (including other Options or Share Appreciation Rights) when the exercise price per share exceeds the Fair Market Value of the underlying

Common Shares. Grants or Awards under the Plan need not be the same with respect to each Holder. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Common Shares are listed, quoted or traded, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Independent Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (ii) the Board and Committee may delegate its authority hereunder to the extent permitted under Section 10.6.

Section 10.3 Majority Rule

Unless otherwise established by the Board or in any charter of the Committee, the Committee shall act by a majority of its members in attendance at a meeting where quorum is present or by a memorandum or other written instrument signed by all members of the Committee. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

Section 10.4 Compensation; Professional Assistance; Good Faith Actions

Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions, valuations reports and other information from any such persons and each member of the Committee shall be entitled to rely or act upon any advice, opinions, valuations, report or other information furnished to that member by any officer or other Employee. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Award, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

Section 10.5 Authority of Administrator.

Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Common Shares or LTIP Units to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, legal consideration therefor, any Performance Criteria or other performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Common Shares, LTIP Units, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;
(g) Determine as between the Company, the Partnership and any Subsidiary which entity will make payments with respect to an Award, consistent with applicable securities laws and other applicable law;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(k) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(l) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 11.3.

Section 10.6 Delegation of Authority.

To the extent permitted by applicable law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article IV; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 10.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE XI.
MISCELLANEOUS PROVISIONS
Section 11.1 Not Transferable

(a) Awards under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or, with the consent of the Administrator, pursuant to a DRO, unless and until such Awards have been exercised (if applicable), the shares underlying such Awards have been issued, and all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), unless and until such Award has been exercised, or the Common Shares underlying such Award have been issued, and all restrictions applicable to such Common Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b) During the lifetime of the Holder, only he may exercise an Option or other Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to the foregoing paragraph. After the death of the Holder (or transferee), any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement or other agreement, be exercised by the personal representative of, or by any person empowered to do so under, the deceased Holder’s (or transferee’s) will or under the then applicable laws of descent and distribution.

(c) Notwithstanding Sections 11.1(a) and 11.1(b), the Administrator, in its sole discretion, may determine to permit a Holder (or a Permitted Transferee of such Holder) to transfer an Award other than an Incentive Share Option (unless such Incentive Share Option is to become a Non-Qualified Share Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Holder) other than by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator including, without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable law and (C) evidence the transfer; and (iv) such transfer is not effectuated for any value or consideration. In addition, and notwithstanding Sections 11.1(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Share Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Holder is considered the sole beneficial owner of the Incentive Share Option while it is held in the trust.

(d) Notwithstanding Sections 11.1(a) and 11.1(b), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan or Award Agreement applicable to the Holder, except to the extent the Plan and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under applicable law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

Section 11.2 Amendment, Suspension or Termination of this Plan

Subject to Section 11.4, the Plan will expire on, and no Award may be granted pursuant to the Plan after May 19, 2033; and any Award outstanding on such date shall remain in force according to the terms of the applicable Award Agreement. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) shareholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Section 11.3), (ii) permits the Administrator to grant Options or Share Appreciation Rights with an exercise price that is below Fair Market Value on the date of grant (other than Substitute Awards), (iii) permits the Administrator to extend the exercise period for an Option or Share Appreciation Right beyond ten years from the date of grant, (iv) reduces the price per share of any outstanding Options or Share Appreciation Rights granted under the Plan, or (iv) cancel any Option or Share Appreciation Right in exchange for cash or another Award (including other Options or Share Appreciation Rights) when the exercise price per share exceeds the Fair Market Value of the underlying Common Shares. Except as provided in the Plan (including, without limitation, Sections 11.15 and 11.17), no amendment, suspension or termination of this Plan shall, without the consent of the Holder impair any rights or obligations under any Awards theretofore granted, unless the Award Agreement itself otherwise expressly so provides. No Award may be granted during any period of suspension or after termination of this Plan, and in no event may any Incentive Share Option be granted under this Plan after May 19, 2033.

Section 11.3 Changes in Common Shares, Partnership Units or Assets of the Company; Acquisition or Liquidation of the Company and Other Corporate Events

(a) Subject to Section 11.3(e), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Shares, Partnership Units, other securities or other property), recapitalization, reclassification, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Change in Control), or exchange of Common Shares, Partnership Units or other securities of the Company, issuance of warrants or other rights to purchase Common Shares, Partnership Units or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Shares or the share price of the Common Shares (other than an Equity Restructuring), then the Administrator may, in such manner as it may deem equitable, adjust any or all of:

(i) The number and kind of Common Shares (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued;

(ii) The number and kind of Common Shares (or other securities or property) subject to outstanding Awards; and

(iii) The terms and conditions of outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto);

(iv) The grant or exercise price with respect to any Award.

(b) Subject to Section 11.3(e), except as otherwise provided in any Award Agreement, in the event of any transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate thereof (including, without limitation, any Change in Control), or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either the termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.3, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or the replacement of such Award with other rights or property selected by the Administrator, in its sole discretion, having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that the Award cannot vest, be exercised or become payable after such event;

(iii) To provide that such Award shall be exercisable or payable or fully vested as to all Common Shares or other securities covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v) To make adjustments in the number and type of Common Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Shares or Deferred Shares and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future; and

(vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all Restricted Shares or Deferred Shares may be terminated, and, in the case of Restricted Shares, some or all of such Restricted Shares may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 11.3(a) and 11.3(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Common Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of Common Shares which may be issued under the Plan). The adjustments provided under this Section 11.3(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d) The Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate or book entry, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(e) No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(f) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of shares or of options, warrants or rights to purchase shares or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g) No action shall be taken under this Section 11.3 which shall cause an Award to fail to be exempt from or comply with Section 409A.

(h) In the event of any pending share dividend, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Common Shares or the share price of a Common Share including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

Section 11.4 Approval of Plan by Shareholders

The Plan will be submitted for the approval of the Company’s shareholders on or prior to March 29, 2024. Awards may be granted or awarded after the Board’s adoption, but prior to shareholder approval, provided that, to the extent such Awards were granted after March 29, 2023, such Awards shall not be exercisable nor shall such Awards vest prior to the time when the Plan is approved by the Company’s shareholders, and provided further that if shareholder approval is not obtained within twelve months after the date of the Board’s adoption of this amendment and restatement, all Awards granted after March 29, 2023 shall thereupon be canceled and become null and void. If this amendment and restatement of the Plan is not approved by the Company’s shareholders within twelve months after the date of the Board’s adoption, (i) this amendment and restatement of the Plan will not become effective, (ii) no Awards shall be granted under this amendment and restatement of the Plan, and (iii) the Plan will continue in full force and effect in accordance with its terms.

Section 11.5 Tax Witholding

The Company or the Partnership, as applicable, shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state, local, or foreign tax law to be withheld with respect to the issuance, vesting, exercise, payment or other taxable event related to any Award and the Administrator shall be entitled to satisfy such requirement in any method described in Section 6.3(d). Without limiting the foregoing, the Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company or the Partnership, as applicable, withhold Common Shares otherwise issuable under such Award (or allow the surrender of Common Shares) having a fair market value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Common Shares which may be withheld or surrendered with respect to the issuance, vesting, exercise or payment of any Award in order to satisfy the Holder’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of Common Shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income (or such higher rate as determined by the Administrator, which shall in no event exceed the maximum statutory withholding rate in the applicable jurisdiction at the time of such withholding). The Administrator shall determine the fair market value of the Common Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with the issuance, vesting, exercise or payment of the Award (including, without limitation, a broker-assisted cashless Option or Share Appreciation Right exercise involving the sale of Common Shares to pay the Option or Share Appreciation Right exercise price or any tax withholding obligation).

Section 11.6 Loans

The Administrator may, in its discretion, extend one or more loans to Employees in connection with the exercise, vesting, settlement or receipt of an Award granted or awarded under the Plan, or the issuance of Common Shares with respect to an Award under the Plan. The terms and conditions of any such loan shall be set by the Administrator. Notwithstanding the foregoing, no loan shall be made under this Section to the extent such loan shall result in a violation of Section 409A or an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law. In the event that the Administrator determines in its discretion that any loan under this Section may be or will become prohibited by Section 13(k) of the Exchange Act or other applicable law, the Administrator may provide that such loan shall be immediately due and payable in full and may take any other action in connection with such loan as the Administrator determines in its discretion to be necessary or appropriate for the repayment, cancellation or extinguishment of such loan.

Section 11.7 Effect of Plan Upon Options and Compensation Plans

The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, the Partnership or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, the Partnership or any Subsidiary (i) to establish any other forms of incentives or compensation for Eligible Individuals or (ii) to grant or assume options or other rights or awards otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, securities or assets of any corporation, partnership, limited liability company, firm or association. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company, the Partnership or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

Section 11.8 Section 83(b) Election Prohibited

No Holder may make an election under Section 83(b) of the Code, or any successor section thereto, with respect to any award or grant under the Plan without the consent of the Administrator, which the Administrator may grant or withhold at its sole discretion.
Section 11.9 Grants of Awards to Certain Eligible Individuals

The Company, the Partnership and any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which Common Shares and/or payment therefor may be exchanged or contributed between the Company and such other party, or may be returned to the Company upon any forfeiture of Common Shares by the Holder, for the purpose of ensuring that the relationship between the Company and the Partnership or such Subsidiary remains at arm’s-length.

Section 11.10 Restrictions on Awards

This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to an Award already granted under the Plan, such Award shall not vest, be exercisable or be settled:

(a) to the extent the grant, vesting, exercise or settlement of such Award could cause the Holder or any other person to be in violation of the Ownership Limit or the Preferred Share Ownership Limit (each as defined in the Company’s Articles of Incorporation, as amended from time to time) or any other provision of Article II(B)(4), II(H)(8), II(I)(9) or II(J)(10) of the Company’s Articles of Incorporation, as amended from time to time; or

(b) if, in the discretion of the Administrator, the grant, vesting, exercise or settlement of such Award could result in income to the Company which, when considered in light of the Company’s other income, could cause the Company to fail to satisfy the gross income limitations set forth in Code Section 856(c) or otherwise impair the Company’s status as a REIT.

Section 11.11 Compliance with Laws

The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Common Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 11.12 Titles and Headings; References to Sections of the Code or Exchange Act

Titles and headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

Section 11.13 Governing Law

This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the state of North Carolina without regard to conflicts of laws thereof or of any other jurisdiction.

Section 11.14 Conflicts

Notwithstanding any other provision of the Plan, no Holder shall acquire or have any right to acquire any Common Shares, and shall not have other rights under the Plan, which are prohibited under the Company’s Articles of Incorporation, as amended from time to time.

Section 11.15 Section 409A

To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A, the Administrator reserves the right (without any obligation to do so or to indemnify any Holder for failure to do so) to adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) to comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under such Section. Notwithstanding the foregoing, no provision of any Award or this Plan shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from a Holder or any other individual to the Company or any of its affiliates, employees or agents.

Section 11.16 Conditions to Issuance of Common Shares

(a) Notwithstanding anything herein to the contrary, the Company and the Partnership shall not be required to issue or deliver any certificates or make any book entries evidencing Common Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Common Shares is in compliance with applicable law and the Common Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with applicable law.

(b) All share certificates delivered pursuant to the Plan and all Common Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with applicable law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Common Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Common Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Common Shares or whether such fractional Common Shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by applicable law, the Company shall not deliver to any Holder certificates evidencing Common Shares issued in connection with any Award and instead such Common Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or share plan administrator).

Section 11.17 Forfeiture and Clawback

Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a) (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Shares underlying the Award, shall be paid to the Company or the Partnership, as applicable, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator, or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company, the Partnership or any Subsidiary and the Holder); and

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Common Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, the Partnership or any Subsidiary, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

Section 11.18 No Right to Awards

No person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company, the Partnership, the Subsidiaries nor the Administrator is obligated to treat any Eligible Individuals, Holders or any other persons uniformly.

Section 11.19 Unfunded Status of Awards

The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company, the Partnership or any Subsidiary.

Section 11.20 Indemnification

To the extent allowable pursuant to applicable law, the Company’s Articles of Incorporation, as amended from time to time, or Bylaws, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation, as amended from time to time, or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 11.21 Expenses

The expenses of administering the Plan shall be borne by the Company, the Partnership and its Subsidiaries.

Section 11.22 Paperless Administration

In the event that the Company or the Partnership establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

Section 11.23 Grant of Awards to Certain Eligible Individuals

The Company, the Partnership or any Subsidiary may provide through the establishment of a formal written policy (which shall be deemed a part of this Plan) or otherwise for the method by which Common Shares or other securities of the Company may be issued and by which such Common Shares or other securities and/or payment therefor may be exchanged or contributed among such entities, or may be returned upon any forfeiture of Common Shares or other securities by the Eligible Individual.